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                                                                     Exhibit 1.1


                       AMERICAN INTERNATIONAL GROUP, INC.

                 5.75% SERIES A-2 JUNIOR SUBORDINATED DEBENTURES

                             UNDERWRITING AGREEMENT

                                                                   March 8, 2007

Citigroup Global Markets Limited,
Deutsche Bank AG, London Branch,
J.P. Morgan Securities Ltd.,
   As representatives of the several Underwriters named in
   Schedule I hereto.
c/o Citigroup Global Markets Limited,
   Citigroup Centre,
   Canada Square,
   London E14 5LB.

Ladies and Gentlemen:

     American International Group, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the firms named in Schedule I hereto (the "UNDERWRITERS"), for whom you are acting as Representatives (the "REPRESENTATIVES"), (pounds)750,000,000 aggregate principal amount of its 5.75% Series A-2 Junior Subordinated Debentures (the "SECURITIES").

     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) A post-effective amendment No. 1 to the registration statements on Form S-3 (Registration Nos. 333-106040 and 333-31024) in respect of the Securities has been filed with the Securities and Exchange Commission (the "COMMISSION"); such post-effective amendment, in the form heretofore delivered to the Representatives (excluding exhibits to such post-effective amendment, but including all documents incorporated by reference in the prospectus describing junior subordinated debentures included in the post-effective amendment), has been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "RULE 462(B) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "ACT"), which became effective upon filing, since the delivery to the Representatives no other document with respect thereto or document incorporated by reference therein has been filed or transmitted for filing with the Commission (other than filings by the Company under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and other than preliminary prospectuses, preliminary prospectus supplements and other prospectuses filed pursuant to Rule 424(b) or Rule 433 of the rules and regulations of the Commission under the Act that relate to securities other than the Securities); and no stop order suspending the effectiveness of the post-effective amendment No. 1 or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the basic prospectus describing

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junior subordinated debentures filed as part of such post-effective amendment
No. 1 is hereinafter called the "BASIC PROSPECTUS"; any preliminary prospectus (including the Basic Prospectus as supplemented by any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of such post-effective amendment No. 1 and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the Basic Prospectus at the time such post-effective amendment became effective but excluding any Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of the registration statement, each as amended at the time such post-effective amendment became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; the Basic Prospectus as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the "PRICING PROSPECTUS"; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the "PROSPECTUS"; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Securities is hereinafter called an "ISSUER FREE WRITING PROSPECTUS";

          (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

          (c) For the purposes of this Agreement, the "APPLICABLE TIME" is 12:00 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information contained in the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the "PRICING DISCLOSURE PACKAGE") as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any


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material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each other Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such other Issuer Free Writing
Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

          (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or, in the case of an Annual Report on Form 10-K, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of any other document filed under the Exchange Act, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, or (ii) any statement in any such document which does not constitute part of the Registration Statement, Pricing Prospectus or Prospectus pursuant to Rule 412 under the Act;

          (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of its date as to the Prospectus and any supplement thereto, contain an untrue statement of a material fact or, in the case of the Registration Statement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Prospectus or any amendment or supplement thereto,


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or (iii) any statement which does not constitute part of the Registration
Statement or Prospectus pursuant to Rule 412 under the Act;

          (f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to conduct its business as described in the Prospectus;

          (g) Since the date of the latest audited financial statements incorporated by reference in the Basic Prospectus as amended or supplemented there has not been (i) any material change in the capital stock (other than as occasioned by Common Stock having been issued pursuant to the Company's employee stock purchase plans, equity incentive plans and upon conversion of convertible securities), or (ii) any material adverse change in or affecting the financial position, shareholders' equity or results of operations of the Company and its consolidated subsidiaries considered as an entirety, in each case, otherwise than as set forth or contemplated in such Basic Prospectus as amended or supplemented (any such change described in clause (ii) is referred to as a "MATERIAL ADVERSE CHANGE");

          (h) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Junior Subordinated Indenture, dated as of March 13, 2007, as supplemented by the Second Supplemental Indenture, dated March 15, 2007 (as so supplemented, the "INDENTURE"), between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture has been duly authorized and qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms, and the Securities will conform, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and in the Prospectus;

          (i) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in each case, for such conflicts, breaches, defaults and violations that would not have a material adverse effect on the business, financial position, shareholders' equity or results of operations of the Company and its subsidiaries considered as an entirety (a "MATERIAL ADVERSE EFFECT") or affect the validity of the Securities, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required by the Company for the issue


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and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain or make would not have a Material Adverse Effect or affect the validity of the Securities, and such consents, approvals, authorizations, orders, registrations or qualifications as have been, or will have been prior to the date of this Agreement, obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) in connection with the purchase and distribution of the Securities by the Underwriters; and

          (j) There is no action, suit or proceeding pending, or to the knowledge of the executive officers of the Company, threatened against the Company or any of its subsidiaries, which has, or may reasonably be expected in the future to have, a Material Adverse Effect, except as set forth or contemplated in the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a) hereof.

     2. (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.035% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

        (b) Each Underwriter represents and agrees with the Company that it will comply with or observe any restrictions or limitations set forth in the Prospectus as amended or supplemented on persons to whom, or the jurisdictions in which, or the manner in which, the Securities may be offered, sold, resold or delivered.

     3. Upon the authorization by the Representatives of the release of such Securities, the several Underwriters propose to offer such Securities for sale upon the terms and conditions set forth in the Prospectus.

     4. The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with a common depositary for Clearstream Banking, societe anonyme ("Clearstream"), and Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), or their designated custodians. The Company will deliver the Securities to one or more of the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance, by causing Clearstream or Euroclear to credit the Securities to the account of one or more of the Representatives at Clearstream or Euroclear. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking prior to the Time of Delivery (as defined below) at the office of Clearstream or Euroclear or its designated custodian (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be 9:30 a.m., London time, on March 15, 2007 or at such other place and time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the "TIME OF DELIVERY".


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          The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (the "CLOSING LOCATION"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

     5. The Company covenants and agrees with each of the Underwriters:

          (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the date of this Agreement; to make no further amendment or supplement (other than an amendment or supplement as a result of filings by the Company under the Exchange Act and other than amendments or supplements in connection with offerings of medium-term notes under any medium-term note program existing on the date of this Agreement) to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; between the signing of this Agreement and the Time of Delivery, to give reasonable advance notice to the Representatives of any filings by the Company under the Exchange Act; between the signing of this Agreement and the Time of Delivery, to advise the Representatives promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed (other than an amendment or supplement as a result of filings by the Company under the Exchange Act and other than amendments or supplements in connection with offerings of medium-term notes under any medium-term note program existing on the date of this Agreement) and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in the form set forth in Exhibit A to Schedule II hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission (other than an amendment or supplement as a result of filings by the Company under the Exchange Act and other than the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, issuer free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Act that relate to securities other than the Securities), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the


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initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) From time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date hereof and continuing to and including the earlier of (i) the termination of trading restrictions for the Securities, as notified to the Company by the Representatives, and (ii) the Time of Delivery for the Securities, not to offer,


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sell, contract to sell or otherwise dispose of any debt securities of the
Company which mature more than nine months after such Time of Delivery and which are pari passu with, and otherwise substantially similar to, the Securities, without the prior written consent of the Representatives, provided that the foregoing agreement shall not apply to the 6.25% Series A-1 Junior Subordinated Debentures or the 4.875% Series A-3 Junior Subordinated Debentures of the Company; and

          (f) To use all commercially reasonable efforts to ensure that, no later than 30 days following the Time of Delivery, the Securities will be listed on the New York Stock Exchange.

     6. (a) The Company and each Underwriter agree that the Underwriters may prepare and use one or more preliminary term sheets relating to the Securities containing customary information; provided that such information has been approved by the Company before the first communication containing such information is used;

          (b) Each Underwriter represents that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (A) any written communication permitted under subparagraph (a) above, (B) the final term sheet prepared and filed pursuant to Section 5(a) hereof, or (C) any written communication prepared by such Underwriter and approved in writing by the Company in advance;

          (c) The Company represents to the Underwriters that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (A) any written communication permitted under subparagraph (a) above, (B) the final term sheet prepared and filed pursuant to Section 5(a) hereof, (C) a press release or other announcement relating to the Securities that complies with Rule 134 or Rule 135 under the Act and that the Company issues after giving notice to the Representatives of its intent to issue a press release, or (D) any written communication approved by the Representatives in advance in writing;

          (d) Any such free writing prospectus the use of which has been consented to by the Company or the Representatives, as the case may be (including the final term sheet prepared and filed pursuant to Section 5(a) hereof), is listed on Schedule II(a) hereto;

          (e) The Company represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, where required, and legending; and

          (f) The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will, if the Underwriters are then required to deliver a prospectus under the Act in respect of sales of Securities (or, in lieu thereof, the notice referred to in Rule 173 under the Act), give prompt notice thereof to the

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Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

     7. The Underwriters jointly and severally agree to pay or cause to be paid all of the Company's expenses in connection with the transactions contemplated by this Agreement, up to an amount equal to 10% of the total discounts and commissions received by the Underwriters in connection with the offering of the Securities, including without limitation, (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing, word-processing or reproducing this Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of the Company's counsel in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Securities;
(v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder and under the Indenture which are not otherwise specifically provided for in this Section.

     8. The obligations of the Underwriters shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company herein shall be true and correct in all material respects, at and as of the Time of Delivery, the condition that the Company shall have performed, in all material respects, all of its obligations hereunder theretofore to be performed and the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or, to the knowledge of the executive officers of the Company, shall be contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

          (b) Davis Polk & Wardwell, counsel to the Underwriters, shall have furnished to the Representatives such opinion, dated the Time of Delivery, with respect to the Indenture, the validity of the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus, and other related matters as the Representatives may reasonably request,

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and the Company shall have furnished to such counsel such documents as they reasonably request to enable them to pass upon such matters;

          (c) Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to the Representatives their opinion or opinions, dated the Time of Delivery, to the effect set forth in Schedule III hereto;

          (d) Kathleen E. Shannon, Senior Vice President, Secretary and Deputy General Counsel of the Company, shall have furnished to the Representatives her opinion, dated the Time of Delivery, to the effect set forth in Schedule IV hereto;

          (e) On the date of the Prospectus at a time prior to the execution of this Agreement and at the Time of Delivery, the independent registered public accounting firm who have audited the financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus shall have furnished to the Representatives a letter, dated the respective dates of delivery thereof, to the effect set forth in Schedule V hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

          (f) Since the respective dates as of which information is given in the Pricing Disclosure Package, there shall not have been any Material Adverse Change which, in the judgment of the Representatives, materially impairs the investment quality of the Securities, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented in accordance with
Section 5(a) hereof;

          (g) The Company shall have furnished or caused to be furnished to the Representatives a certificate of the Chief Executive Officer, the President, any Vice Chairman, any Executive or Senior Vice President or any Vice President and a principal financial or accounting officer of the Company, dated the Time of Delivery, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as of the Time of Delivery, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied, in all material respects, at or prior to the Time of Delivery, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and that, since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented in accordance with Section 5(a) hereof; and

          (h) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange if the effect of any such event, in the reasonable judgment of the Representatives, is to make it impracticable or inadvisable to proceed with the purchase by the Underwriters of the Securities from the Company; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United

States of a national emergency or war, other than any such outbreak, escalation or declaration arising out of or relating to the U.S. war on terrorism that does not represent a significant departure from the conditions that exist at the date hereof, if the effect of any such event in the reasonable judgment of the Representatives is to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a) hereof; (iv) the suspension of trading in the Company's common stock, par value $2.50 per share, on the New York Stock Exchange, if the effect of such event in the reasonable judgment of the Representatives is to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a); or (v) any downgrading in the rating accorded the Company's senior debt securities by Moody's Investors Service, a subsidiary of Moody's Corporation, or Standard & Poor's, a division of the McGraw-Hill Companies, Inc., if the effect of such event in the reasonable judgment of the Representatives is to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a).

     9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and provided, further, that the foregoing indemnity agreement contained in this Section 9(a), with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, where (i) prior to the Applicable Time the Company shall have notified such Underwriter that the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in a further amendment or supplement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, or, where permitted by law, an Issuer Free

Writing Prospectus, and such corrected Prospectus or Issuer Free Writing Prospectus was provided to such Underwriter prior to the Applicable Time, (iii) such corrected Registration Statement, Prospectus, Preliminary Prospectus or Issuer Free Writing Prospectus (excluding any document incorporated by reference therein) was not conveyed to such person at or prior to the contract for sale of the Securities to such person and (iv) such loss, claim, damage or liability would not have occurred had the corrected Registration Statement, Prospectus, Preliminary Prospectus or Issuer Free Writing Prospectus (excluding any document incorporated by reference therein) been conveyed to such person as provided for in clause (iii) above.

          (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading relates to information supplied by the Company on the one hand or by such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

          (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriters, the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "UNDERWRITER" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under this Agreement relating to such Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement relating to such Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     12. If this Agreement shall be terminated pursuant to Section 10 or for any other reason, the Company shall not then be under any liability to any Underwriters except as provided in Section 9 hereof.

     13. In all dealings hereunder, the Representatives of the Underwriters of the Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly.

     All statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Underwriter, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail as set forth in Schedule I hereto under such Underwriter's name, and if to the Company shall be sufficient in all respects when delivered or sent by registered mail to 70 Pine Street, New York, New York 10270, Facsimile Transmission No. (212) 785-1584, Attention: Corporate Secretary.

     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 9 and
Section 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect (other than services rendered by any of the Underwriters in its role as a joint structuring advisor), or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

     16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

     17. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     18. Time shall be of the essence in this Agreement.

     19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                        Very truly yours,

                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By /s/ Robert A. Gender
                                           -------------------------------------
                                        Name: Robert A. Gender
                                        Title: Vice President and Treasurer

Accepted in New York, New York

CITIGROUP GLOBAL MARKETS LIMITED


By /s/ Ivan Browne
   ----------------------------------
Name: Ivan Browne
Title: Duly Authorized Signatory

DEUTSCHE BANK AG, LONDON BRANCH


By /s/ Stephanie Osatenko
   ----------------------------------
Name: Stephanie Osatenko
Title: Vice President and Counsel


By /s/ Ian J. Reid
   ----------------------------------
Name: Ian J. Reid
Title: Vice President and Counsel


J.P. MORGAN SECURITIES LTD.


By /s/ Charles Gibb
   ----------------------------------
Name: Charles Gibb
Title: Executive Director

                                   SCHEDULE I

                                                                       PRINCIPAL
                                                                       AMOUNT OF
                                                                     5.75% SERIES
                                                                      A-2 JUNIOR
                                                                     SUBORDINATED
                                                                      DEBENTURES
                                                                         TO BE
           UNDERWRITERS                       ADDRESS                  PURCHASED
           ------------                       -------                ------------
Citigroup Global Markets Limited..   Citigroup Centre                (pounds)150,000,000
                                     Canada Square
                                     London E14 5LB

Deutsche Bank AG, London Branch...   Winchester House                (pounds)150,000,000
                                     1 Great Winchester Street
                                     London EC2N 2DB

J.P. Morgan Securities Ltd........   125 London Wall                 (pounds)150,000,000
                                     London EC2Y 5AJ

Barclays Bank PLC.................   5 North Colonnade               (pounds)112,500,000
                                     Canary Wharf
                                     London E14 4BB

HSBC Bank plc.....................   8 Canada Square                 (pounds)112,500,000
                                     London E14 5HQ

Banco Santander Central
   Hispano, S.A...................   Ciudad Grupo Santander           (pounds)18,750,000
                                     Edificio Encinar, planta baja
                                     Avenida de Cantabria, s/n
                                     28660 Boadilla del Monte
                                     (Madrid)

Royal Bank of Canada Europe
   Limited........................   71 Queen Victoria Street         (pounds)18,750,000
                                     London EC4V 4DE

The Royal Bank of Scotland plc....   135 Bishopsgate                  (pounds)18,750,000
                                     London EC2M 3UR

UBS Limited.......................   1 Finsbury Avenue                (pounds)18,750,000
                                     London EC2M 2PP
                                                                     -------------------
      Total.......................                                   (pounds)750,000,000
                                                                     ===================

                                   SCHEDULE II

(a) Issuer Free Writing Prospectuses:

     Final Term Sheet, attached as Exhibit A to Schedule II, as filed with the Commission pursuant to Rule 433 on March 8, 2007.

                            EXHIBIT A TO SCHEDULE II
                            FORM OF FINAL TERM SHEET

                       AMERICAN INTERNATIONAL GROUP, INC.
                              (pounds)750,000,000
                 5.75% SERIES A-2 JUNIOR SUBORDINATED DEBENTURES

                                FINAL TERM SHEET

ISSUER:                              American International Group, Inc.

TITLE OF SECURITIES:                 5.75% Series A-2 Junior Subordinated
                                     Debentures

AGGREGATE PRINCIPAL AMOUNT:          (pounds)750,000,000

PRICE TO PUBLIC:                     99.035%

PURCHASE PRICE BY UNDERWRITERS:      98.035%

SCHEDULED MATURITY DATE:             March 15, 2037

FINAL MATURITY DATE:                 March 15, 2067

INTEREST RATE AND INTEREST PAYMENT   5.75% from and including March 15, 2007 to
DATES DURING FIXED RATE PERIOD:      but excluding March 15, 2017, payable
                                     semi-annually in arrears on each March 15
                                     and September 15, beginning on September
                                     15, 2007.

INTEREST RATE AND INTEREST PAYMENT   Annual rate equal to three-month Sterling
DATES DURING FLOATING RATE PERIOD:   LIBOR +170.5 bp, from and including March
                                     15, 2017, payable quarterly in arrears on
                                     each March 15, June 15, September 15 and
                                     December 15, beginning on June 15, 2017. If
                                     three-month Sterling LIBOR cannot be
                                     determined for the quarterly interest
                                     period beginning on March 15, 2017 in the
                                     manner specified in the preliminary
                                     prospectus supplement for the 5.75% Series
                                     A-2 Junior Subordinated Debentures,
                                     "three-month Sterling LIBOR" will be 5.53%.

TRADE DATE:                          March 8, 2007

SETTLEMENT DATE:                     March 15, 2007

OPTIONAL REDEMPTION:                 Subject to restrictions under the
                                     Replacement Capital Covenant, redeemable

                                     -    in whole but not in part, at any time
                                          prior to March 15, 2017, at greater of
                                          par and discounted present value
                                          (discounted from March 15, 2017) at
                                          the Gilt rate plus 15 bp, together, in
                                          either case, with interest accrued to
                                          the redemption date; and

                                     -    in whole or in part, at any time on or
                                          after March 15, 2017 at par, together
                                          with interest accrued to the
                                          redemption date.

REDEMPTION FOR TAX EVENT OR RATING   Subject to restrictions under the
AGENCY EVENT:                        Replacement Capital Covenant, redeemable in
                                     whole but not in part, at any time prior to
                                     March 15, 2017, at greater of par and
                                     discounted present value (discounted from
                                     March 15, 2017) at the Gilt rate plus 50 bp
                                     together, in either case, with interest
                                     accrued to the redemption date

REDEMPTION IF OBLIGATED TO PAY       Subject to restrictions under the
ADDITIONAL AMOUNTS:                  Replacement Capital Covenant, redeemable in
                                     whole but not in part, at any time if the
                                     Issuer is obligated to pay Additional
                                     Amounts (other than as a result of an event
                                     that would, upon receipt of the required
                                     opinion, constitute a Tax Event) at par,
                                     together with interest accrued to the
                                     redemption date.

REPLACEMENT CAPITAL COVENANT:        A replacement capital covenant will apply
                                     until March 15, 2047. The dates referred to
                                     in the prospectus supplement on which the
                                     "applicable percentage" and the types of
                                     securities that constitute "qualifying
                                     capital securities" (as therein defined)
                                     will change are March 15, 2017 and March
                                     15, 2037.

REOFFER SPREAD TO BENCHMARK GILT:    +110 bp

BENCHMARK GILT:                      UKT 4.00% due September 7, 2016

BENCHMARK GILT YIELD:                4.779%

REOFFER YIELD:                       5.879%

ISIN:                                XS0291641420

JOINT STRUCTURING ADVISORS:          Citigroup Global Markets Limited, Deutsche
                                     Bank AG, London Branch, and J.P. Morgan
                                     Securities Ltd.

JOINT BOOKRUNNING                    Barclays Bank PLC, Citigroup Global Markets
MANAGERS:                            Limited, Deutsche Bank AG, London Branch,
                                     HSBC Bank plc, and J.P. Morgan Securities Ltd.

CO-MANAGERS:                         Banco Santander Central Hispano, S.A, Royal
                                     Bank of Canada Europe Limited, The Royal
                                     Bank of Scotland plc and UBS Limited

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT, THE PRELIMINARY PROSPECTUS SUPPLEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING CITIGROUP GLOBAL MARKETS LIMITED COLLECT AT 44-20-7986-9000, DEUTSCHE BANK AG, LONDON BRANCH, COLLECT AT 44-207-545-1138 AND J.P. MORGAN SECURITIES LTD. COLLECT AT 44-207-779-2468.

                                  SCHEDULE III

                   Form of Opinion of Sullivan & Cromwell LLP

                                                                  March __, 2007

Citigroup Global Markets Limited,
Deutsche Bank AG, London Branch,
J.P. Morgan Securities Ltd.,
   As Representatives of the several Underwriters
c/o [Name],
[Address].

Ladies and Gentlemen:

     In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated March __, 2007 (the "UNDERWRITING AGREEMENT"), between American International Group, Inc., a Delaware corporation (the "COMPANY"), and you, as Representatives of the several Underwriters named therein (the "UNDERWRITERS"), of (pounds)__________ aggregate principal amount of the Company's _____% Series A-2 Junior Subordinated Debentures (the "SECURITIES") issued pursuant to the Indenture, dated as of March __, 2007, as supplemented by the Second Supplemental Indenture, dated March __, 2007 (together, the "INDENTURE"), between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

     (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

     (2) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939; the Securities have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy,


                                      III-1
insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (3) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     In connection with the opinion in paragraph (2), we note that, as of the date of this opinion, a judgment for money in an action based on the Securities in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of Sterling into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Security would be required to render such judgment in Sterling, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

     The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction.

     We have also relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimen thereof examined by us, that the Trustee's certificates of authentication of the Securities have been manually signed by one of the Trustee's authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

                                        Very truly yours,


                                        ----------------------------------------


                                      III-2

                    FORM OF LETTER OF SULLIVAN & CROMWELL LLP

                                                                  March __, 2007

Citigroup Global Markets Limited,
Deutsche Bank AG, London Branch,
J.P. Morgan Securities Ltd.,
   As Representatives of the several Underwriters
c/o [Name],
[Address].

Ladies and Gentlemen:

     This is with reference to the registration under the Securities Act of 1933 (the "Securities Act") and offering of (pounds)__________ aggregate principal amount of _____% Series A-2 Junior Subordinated Debentures (the "Securities") of American International Group, Inc. (the "Company").

     The two Registration Statements relating to the Securities (File Nos. 333-106040 and 333-31024) were filed on different dates on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the "Commission") permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution.

     The Registration Statements were amended by a Post-Effective Amendment No. 1, declared effective by the Commission on July 24, 2006. References in this letter to the Registration Statement refer to the latest Registration Statement as amended by Post-Effective Amendment No. 1. The Securities have been offered by the Prospectus dated July 24, 2006 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement, dated March __, 2007 (the "Prospectus Supplement"). The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company's business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.


                                      III-3

     As counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A hereto (those listed documents, taken together with the Basic Prospectus, being referred to herein as the "Pricing Disclosure Package") and participated in discussions with your representatives and those of the Company and its accountants. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company, its accountants and its counsel concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, a letter addressed to you from the Company's accountants and an opinion addressed to you from counsel to the Company. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, each part of the Registration Statement, as of the effective date of Post-Effective Amendment No. 1, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

     (a) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

     (b) the Pricing Disclosure Package, as of [__:00] [A/P].M. on March __, 2007 (which you have informed us is prior to the time of the first sale of the Securities by any Underwriter), [when considered together with any other disclosure added in the Prospectus Supplement,] contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or


                                      III-4

     (c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of this paragraph has caused us to believe that (a) the Basic Prospectus, as supplemented by the Prospectus Supplement, or (b) the Pricing Disclosure Package, [when considered together with any other disclosures added in the Prospectus Supplement,] as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except for those made under the captions "Description of Junior Subordinated Debentures" in the Basic Prospectus and "Description of Terms of the Series A-2 Junior Subordinated Debentures", "Certain United States Federal Income Tax Consequences" and "Underwriting" in the Prospectus Supplement, in each case insofar as they relate to provisions of the Securities, the Indenture under which the Securities are to be issued or the Underwriting Agreement relating to the Securities, or insofar as they relate to provisions of U.S. Federal tax law therein described. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statements, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the report of management's assessment of the effectiveness of internal control over financial reporting or the auditors' attestation report thereon, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the Pricing Disclosure Package, or as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Securities are being issued.


                                      III-5

     This letter is furnished by us, as counsel to the Company, to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

                                        Very truly yours,


                                        ----------------------------------------


                                      III-6

                                   SCHEDULE A

[List documents that are included in the Pricing Disclosure Package, including the Basic Prospectus as supplemented by the Preliminary Prospectus Supplement and the final term sheet prepared pursuant to Section 5(a) of the Underwriting Agreement.]


                                      III-7

                                   SCHEDULE IV

                     FORM OF OPINION OF KATHLEEN E. SHANNON

                                                                  March __, 2007

Citigroup Global Markets Limited,
Deutsche Bank AG, London Branch,
J.P. Morgan Securities Ltd.,
   As Representatives of the several Underwriters
c/o [Name],
[Address].

Ladies and Gentlemen:

     I am Senior Vice President, Secretary and Deputy General Counsel of American International Group, Inc., a Delaware corporation (the "Company"), and, as such, I am generally familiar with the corporate affairs of the Company.

     This opinion is rendered in connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated March __, 2007 (the "Underwriting Agreement"), between the Company and you, as Representatives of the several Underwriters named therein (the "Underwriters"), of (pounds)__________ aggregate principal amount of the Company's _____% Series A-2 Junior Subordinated Debentures (the "Securities") issued pursuant to the Junior Subordinated Indenture, dated as of March __, 2007, as supplemented by the Second Supplemental Indenture, dated March __, 2007 (together, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee").

     The two Registration Statements relating to the Securities (File Nos. 333-106040 and 333-31024) were filed under the Securities Act of 1933 (the "Act") on different dates on Form S-3. The Registration Statements were amended by a Post-Effective Amendment No. 1, declared effective by the Securities and Exchange Commission (the "Commission") on July 24, 2006. References in this letter to the Registration Statement refer to the latest Registration Statement as amended by Post-Effective Amendment No. 1. The Securities have been offered by the Prospectus dated July 24, 2006 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement, dated March __, 2007 (the "Prospectus Supplement").

     In rendering my opinion, I, as Senior Vice President, Secretary and Deputy General Counsel of the Company, have examined the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A hereto (those listed documents, taken together with the Basic Prospectus as amended or supplemented immediately prior to the Applicable Time (as defined below) being referred to herein as the "Pricing Disclosure Package"), and I have examined such corporate records, certificates and other documents, and have reviewed such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination and review, you are advised that, in my opinion:

(i) The Company has authorized capital as incorporated by reference in the Basic Prospectus.

(ii) To the best of my knowledge and information, there are no contracts or other documents required to be summarized or disclosed or filed as exhibits to the Registration Statement, other than those summarized or disclosed in the Registration Statement or filed as exhibits thereto, and there are no legal or governmental proceedings pending or threatened of a character required to be disclosed in the Registration Statement and the Basic Prospectus, as amended or supplemented by the Prospectus Supplement, which are not disclosed.

(iii) The issue and sale of the Securities, and the compliance by the Company with all of the provisions of the Securities, the Indenture and the Underwriting Agreement, will not result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, or other material agreement or instrument in effect on the date hereof and known to me, to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject or violate any judgment, order or decree of any court or governmental body applicable to the Company, except for such breaches, defaults and violations that would not have a

Material Adverse Effect (as defined in the Underwriting Agreement) or affect the validity of the Securities, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company in effect on the date hereof; and no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act of 1939, as amended, and such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain or make would not have a Material Adverse Effect or affect the validity of the Securities and as may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) in connection with the purchase and distribution of the Securities by the Underwriters, as contemplated by the Underwriting Agreement.

(iv) Nothing which came to my attention has caused me to believe that, insofar as relevant to the offering of the Securities,

     (a) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

     (b) the Pricing Disclosure Package, as of __:00 [A/P].M. on March __, 2007 (the "Applicable Time") (which you have informed me is prior to the time of the first sale of the Securities by any Underwriter), when considered together with any other disclosure added in the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

     (c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) The documents incorporated by reference in the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     In connection with the opinion in paragraph (ii), I note that, as of the date of this opinion, a judgment for money in an action based on the Securities in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of Sterling into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Security would be required to render such judgment in Sterling, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

     In rendering the opinion in paragraph (iv), (A) I assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except for those made under the captions "Description of Junior Subordinated Debentures" in the Basic Prospectus and "Description of Terms of the Series A-2 Junior Subordinated Debentures" in the Prospectus Supplement, in each case insofar as they relate to provisions of the Securities and the Indenture under which the Securities are to be issued therein described, and (B) I express no opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the report of management's assessment of the effectiveness of internal control over financial reporting or the auditors' attestation report thereon, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the Pricing Disclosure Package, or as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Securities are being issued.

     In rendering the opinion in paragraph (v), I express no opinion or belief as to the financial statements or other financial or statistical data contained in the Basic Prospectus or the Prospectus Supplement, or as to the report of management's assessment of the effectiveness of internal control over financial reporting or the auditors' attestation report thereon, each as included in the Basic Prospectus and the Prospectus Supplement.

     This letter is furnished by me, as Senior Vice President, Secretary and Deputy General Counsel of the Company, to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This opinion may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

                                        Very truly yours,


                                        ----------------------------------------

                                   SCHEDULE A

[List documents that are included in the Pricing Disclosure Package, including the Basic Prospectus as supplemented by the Preliminary Prospectus Supplement and the final term sheet prepared pursuant to Section 5(a) of the Underwriting Agreement.]

                                   SCHEDULE V

         FORM OF LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

March __, 2007

American International Group, Inc.

and

Citigroup Global Markets Limited
Deutsche Bank AG, London Branch
J.P. Morgan Securities Ltd.,
as representatives of the several underwriters

Ladies and Gentlemen:

We have audited:

1. the consolidated financial statements of American International Group, Inc. (the "Company") and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in the Company's annual report on Form 10-K for the year ended December 31, 2006 (the "Form 10-K"),

2.   the related financial statement schedules included in the Form 10-K,

3. management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2006 included in the Form 10-K, and

4. the effectiveness of the Company's internal control over financial reporting as of December 31, 2006.

The consolidated financial statements, financial statement schedules and management's assessment referred to above are all incorporated by reference in the registration statement (No. 333-106040) on Form S-3 filed by the Company under the Securities Act of 1933 (the "Act"); our report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) with respect to the audits referred to above is also incorporated by reference in such registration statement. Such registration statement of which the Prospectus dated July 24, 2006 forms a part, is supplemented by the Preliminary Prospectus Supplement dated March __, 2007 for the offering of (pounds)__________ of _____% Series A-2 Junior Subordinated Debentures. Such registration statement is herein referred to as the "Registration Statement."

In connection with the Registration Statement:

1. We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the "SEC") and the Public Company Accounting Oversight Board (United States) (the "PCAOB").

2. In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2006. Therefore, we are unable to and do not express any opinion on the Company's financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2006. Also, we have not audited the Company's internal control over financial reporting as of any date subsequent to December 31, 2006. Therefore, we do not express any opinion on the Company's internal control over financial reporting as of any date subsequent to December 31, 2006.

4. For purposes of this letter, we have read the minutes of the 2006 and 2007 meetings of the stockholders, the Board of Directors and Committees of the Board of Directors of the Company as set forth in the minute books at March 1, 2007, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the minutes of the meetings listed below which were not approved in final form, for which agendas were provided to us; officials of the Company have represented that such agendas include all substantive actions taken at such meetings:

          i) the Board of Directors of AIG (the "Board"), January 17, 2007 and February 27, 2007 meetings;

          ii) the Audit Committee of the Board, February 14, 2007 and February 27, 2007 meetings;

          iii) the Compensation Committee of the Board, December 11, 2006 meeting;

          iv)  the Finance Committee of the Board, February 15, 2007 meeting;

          v) the Nominating and Corporate Governance Committee of the Board, January 16, 2007 meeting;

          vi) the Public Policy and Social Responsibility Committee of the Board, January 16, 2007 meeting;

          vii) the Regulatory, Compliance and Legal Committee of the Board, January 17, 2007 meeting.

     We have carried out other procedures to March 1, 2007 (our work did not extend to the period from March 2, 2007 to March __, 2007, inclusive) as follows.

5. Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to December 31, 2006 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after December 31, 2006 have, of necessity, been limited. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at March 1, 2007 there was any change in the capital stock, increase in long-term debt, or decrease in consolidated shareholders' equity of the Company as compared with amounts shown in the December 31, 2006 consolidated balance sheet incorporated by reference in the Registration Statement; or (b) for the period from January 1, 2007 to March 1, 2007, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net income.

     Those officials referred to above stated that due to the fact that there is no consolidated financial data available subsequent to December 31, 2006, they are not in a position to comment on whether there was any such change, increase or decrease.

6. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,


-------------------------------------